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                                                                   Exhibit 10.28

                                  AMGEN INC.
                       CHANGE OF CONTROL SEVERANCE PLAN


     AMGEN INC., a Delaware corporation (the "Company"), has adopted this Change of Control Severance Plan (the "Plan"), effective as of October 20, 1998, for the benefit of certain key employees of the Company.

     The purposes of the Plan are as follows:

     (1) To reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without the distraction arising from the possibility of a change of control of the Company;

     (2) To enable and encourage the Company's management to focus their attention on obtaining the best possible deal for the Company's shareholders and to make an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits; and

     (3) To provide severance benefits to any Participant (as defined below) who incurs a termination of employment under the circumstances described herein within a certain period following a Change of Control (as defined below).

     1.     Defined Terms.  For purposes of the Plan, the following terms shall
            -------------
have the meanings indicated below:

     (A) "Administration Committee" shall mean the committee which is responsible for administering the Plan, as described in Section 3 hereof.

     (B) "Benefits Continuation Period" shall mean (i) with respect to each Group I Participant, the thirty-six (36) month period immediately following the Participant's Date of Termination (as defined below), (ii) with respect to each Group II Participant, the twenty-four (24) month period immediately following the Participant's Date of Termination, and (iii) with respect to each Group III Participant, the twelve (12) month period immediately following the Participant's Date of Termination.

     (C) "Benefits Multiple" shall mean (i) with respect to each Group I Participant, three (3), (ii) with respect to each Group II Participant, two (2), and (iii) with respect to each Group III Participant, one (1).

     (D)    "Board" shall mean the Board of Directors of the Company.

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     (E)    "Cause," with respect to any Participant, shall mean (i) the
Participant's conviction of a felony, or (ii) the engaging by the Participant in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the Participant's duties, resulting, in either case, in material economic harm to the Company, unless the Participant believed in good faith that such conduct was in, or not contrary to, the best interests of the Company. For purposes of clause (ii) above, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith.

     (F) A "Change of Control" of the Company shall be deemed to have occurred at any of the following times:

            (i) upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock, par value $.0001, of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

            (ii) at the time individuals who, as of October 20, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 9, 1997, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

            (iii) immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

            (iv) the occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

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     (G)    "Change of Control Period" shall mean the period beginning on the date of a Change of Control and ending on the second anniversary of such Change of Control.

     (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (I) "Company" shall mean Amgen Inc., a Delaware corporation, and, except in determining under Section 1(F) hereof whether or not any Change of Control of the Company has occurred, shall include any successor to its business and/or assets.

     (J) "Disability" shall be determined in accordance with the Company's long-term disability plan as in effect immediately prior to a Change of Control.

     (K) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (L) "Good Reason," with respect to any Participant, shall mean the occurrence (without the Participant's express written consent) of any of the following circumstances unless such circumstances are fully corrected (provided such circumstances are capable of correction) prior to the Participant's Date of
Termination:

            (i) any adverse and material alteration or diminution in the Participant's position, title or responsibilities as they existed immediately prior to the Change of Control or as the same may be increased from time to time thereafter;

            (ii) the Company's reduction of the Participant's annual base salary or targeted bonus opportunity, in each case as in effect on the date hereof or as the same may be increased from time to time;

            (iii) relocation of the Company's offices at which the Participant is employed which increases the Participant's daily commute by more than 100 miles on a round trip basis;

            (iv) the Company's failure to pay to the Participant any portion of his or her current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

            (v) the Company's failure to continue in effect any material compensation or benefit plan (including, without limitation, the Management Incentive Plan, the Amgen Retirement Savings Plan, the Amgen Supplemental Retirement Plan, and the Company's medical and dental care plans, disability income plans, stock option plans and other equity plans) in which the Participant participates immediately prior to the Change of

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     Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the Company's failure to continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, in terms of the amount of benefits provided, the cost to the Participant and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change of Control;

            (vi) the Company's failure to obtain a satisfactory agreement from any successor to assume the Plan and the Company's obligations hereunder, as contemplated by Section 7.1(A) hereof; or

            (vii) any purported termination of the Participant's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of the Plan, which purported termination shall not be effective for purposes of the Plan.

     A Participant's right to terminate his or her employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. A Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

     (M) "Group I Participants" shall mean those senior executive-level staff members of the Company whom the Company has designated as members of the Amgen Operating Committee, as such committee shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group I Participants in writing of their status as Participants in the Plan.

     (N) "Group II Participants" shall mean those senior management-level staff members of the Company at the level of Director or equivalent and above (i.e., those employees of the Company whose positions have been designated as Salary Grade E32 or Salary Grade EL4 and above) and who are not Group I Participants, as such group shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group II Participants in writing of their status as Participants in the Plan.

     (O) "Group III Participants" shall mean those management-level staff members of the Company at the level of Associate Director or equivalent (i.e., those employees of the Company whose positions have been designated as Salary Grade E30, Salary Grade E31, Salary Grade EL2 or Salary Grade EL3), as such group shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group III Participants in writing of their status as Participants in the Plan.

     (P) "Participants" shall mean, collectively, the Group I Participants, the Group II Participants, and the Group III Participants.

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     2.     Effective Date and Term of Plan.  The Plan shall be effective as of
            -------------------------------
October 20, 1998 and shall continue in effect through December 31, 2001; provided, however, that commencing on December 31, 1999 and on each December 31 thereafter, the term of the Plan shall automatically be extended for one additional year by adding one year to the last day of the term as then in effect unless, not later than September 30 of such year, the Company shall have given notice to the Participants that the term of the Plan will not be extended; provided, further, that if a Change of Control occurs during the original or any extended term of the Plan, the term of the Plan shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which such Change of Control occurred.

     3.    Administration.  (A)  The Plan shall be interpreted, administered and
           --------------
operated by the Compensation Committee of the Board, except that if the Compensation Committee determines that a Change of Control is likely to occur, the Compensation Committee shall appoint a person or group of persons who shall constitute the Administration Committee after the occurrence of the Change of Control, which Administration Committee shall have the power to interpret, administer and operate the Plan after the occurrence of the Change of Control. The Administration Committee shall have complete authority, in its sole discretion subject to the express provisions of the Plan, to determine who shall be a Participant, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. The Administration Committee may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

     (B) All expenses and liabilities which members of the Administration Committee incur in connection with the administration of the Plan shall be borne by the Company. The Administration Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons in connection with such administration, and the Administration Committee, the Company and the Company's officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Compensation Committee, the Administration Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Compensation Committee, the Administration Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

     4.     Benefits Provided.
            -----------------

     4.1 Termination After Change of Control. If a Participant's employment is terminated during a Change of Control Period (a) by the Company other than for Cause or Disability, or (b) by the Participant for Good Reason, the Company shall pay the Participant the amounts, and provide the Participant with the benefits, described in this Section 4.1:

            (A) In lieu of any further salary payments to the Participant for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Participant (other than accrued vacation and similar benefits otherwise

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     payable upon termination of employment pursuant to Company policies and programs), the Company shall pay to the Participant a lump sum cash payment (the "Cash Severance Payment") in an amount equal to the excess, if any, of

                 (I) the product of (x) the Participant's Benefits Multiple, and (y) the sum of (i) the Participant's annual base salary as in effect immediately prior to the Date of Termination or, if higher, as in effect immediately prior to the Change of Control, plus (ii) the Participant's targeted annual bonus for the year in which such Date of Termination occurs or, if higher, the Participant's average annual bonus for the three (3) years immediately prior to the Change of Control; over

                 (II) the aggregate value of the acceleration of vesting or exercisability of any unvested stock options held by the Participant under any of the Company's equity based plans as a result of or in connection with the Change of Control as such value is determined by the Accountants (as defined below) in accordance with the principles of Sections 280G(d)(3) and 280G(d)(4) of the Code and Question and Answer 24 of Proposed Treasury Regulation Section 1.280G-1 or any successor section of any successor regulation or statute.

          (B) During the Benefits Continuation Period, the Company shall provide the Participant and his or her dependents with life, disability, accident and health insurance benefits substantially similar to those provided to the Participant and his or her dependents immediately prior to the Date of Termination or the date of the Change of Control, whichever is more favorable to the Participant; provided, however, that such benefits shall be provided on substantially the same terms and conditions and at the same cost to the Participant as in effect immediately prior to the Date of Termination or the date of the Change of Control, whichever is more favorable to the Participant; provided, further, that if the Participant becomes reemployed with another employer and is eligible to receive such benefits under another employer's plans, the Company's obligations under its plans and this Section 4.1(B) shall be secondary to the coverage provided by such other employer's plans during the Benefits Continuation Period, and any such benefits actually received by the Participant shall be reported to the Company. In the event that the Participant is ineligible under the terms of the Company's benefit plans to continue to be so covered, the Company shall provide the Participant with substantially equivalent coverage through other sources or will provide the Participant with a lump sum payment (determined on a present value basis using the interest rate provided in Section 1274(b)(2)(B) of the Code on the Date of Termination) in such amount that, after all income and employment taxes (but not any excise taxes) on that amount, shall be equal to the cost to the Participant of providing himself or herself such benefit coverage. At the termination of the benefits coverage under the first sentence of this
     Section 4.1(B), the Participant and his or her dependents shall be entitled to continuation coverage pursuant to Section 4980B of the Code, Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if the Participant had terminated employment with the Company on the date such benefits coverage terminates.

          (C) The Company shall pay to the Participant any earned but unpaid portion of the Participant's base salary as of the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which the Participant is entitled under any compensation plan or practice of the Company at the time such payments are due.

          (D) The Participant shall be fully vested in his or her accrued benefits under the Amgen Retirement Savings Plan and the Amgen Supplemental Retirement Plan, as applicable, and the Company shall provide the Participant with additional fully vested benefits under such plans in an amount equal to the benefits which the Participant would have accrued (based upon the amount of the contributions thereto by the Participant and the Company on the Participant's behalf, in each case immediately prior to the Date of Termination or, if more favorable to the Participant, immediately prior to the Change of Control) had he or she continued employment with the Company following his or her Date of Termination for that number of years equal to the Participant's Benefits Multiple; provided, however, that to the extent that the acceleration of vesting or enhanced accrual of such benefits would violate any applicable law or require the Company to accelerate the vesting of the accrued benefits of all participants in such plan or plans or to provide additional benefit accruals to such participants, the Company shall pay the Participant a lump-sum payment at the time specified in Section 4.3 hereof in an amount equal to the value of such benefits.

          (E) In any situation where under applicable law the Company has the power to indemnify (or advance expenses to) the Participant in respect of any judgments, fines, settlements, loss, cost or expense (including attorneys' fees) of any nature related to or arising out of the Participant's activities as an agent, employee, officer or director of the Company or in any other capacity on behalf of or at the request of the Company, the Company shall promptly on written request, indemnify (and advance expenses to) the Participant to the fullest extent permitted by applicable law. Such agreement by the Company shall not be deemed to impair any other obligation of the Company respecting the Participant's indemnification otherwise arising out of this or any other agreement or promise of the Company or under any statute.

          (F) For the four (4) year period immediately following the Date of Termination, the Company shall furnish each Participant who was a director and/or officer of the Company at any time prior to the Date of Termination with directors' and/or officers' liability insurance, as applicable, insuring the Participant against insurable events which occur or have occurred while the Participant was a director or officer of the Company, such insurance to have policy limits aggregating not less than the amount in effect immediately prior to the Change of Control, and otherwise to be in substantially the same form and to contain substantially the same terms, conditions and exceptions as the

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     liability issuance policies provided for officers and directors of the
     Company in force from time to time, provided, however, that if the aggregate annual premiums for such insurance at any time during such period exceed one hundred and fifty percent (150%) of the per annum rate of premium currently paid by the Company for such insurance, then the Company shall provide the maximum coverage that will then be available at an annual premium equal to one hundred and fifty percent (150%) of such rate.

          (G) If it shall be determined by the Accountants that any payment, distribution or acceleration of vesting or exercisability of any stock option or other right with respect to a Participant who is a "disqualified individual" within the meaning of Section 280G(c) of the Code, whether paid, distributed or accelerated pursuant to the terms of the Plan or otherwise (the "Payment"), would be subject to the excise tax imposed by
     Section 4999 of the Code (the "Excise Tax"), then the Participant shall be entitled to receive from the Company an additional lump sum cash payment (the "20% Payment") in an amount equal to twenty percent (20%) of the amount of the Participant's "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

     4.2  (A)    All determinations required to be made under Section 4.1
hereof, including the valuation of the acceleration of the Participant's stock options and whether the Cash Severance Payment and the 20% Payment are required to be made and the amount of such payments, and the assumptions to be utilized in arriving at such determinations shall be made by the Accountants (as defined below). The Accountants shall provide the Participant and the Company with detailed supporting calculations with respect to such determinations at least fifteen (15) business days prior to the date of the Change of Control (or as soon as practicable in the event that the Accountants have less than fifteen
(15) business days advance notice of the potential occurrence of the Change of Control) with respect to the impact of any acceleration of vesting of stock options and any payments which will be made to the Participant before, at or immediately after the Change of Control and from time to time thereafter to the extent that the Participant may become entitled to receive any additional payments or benefits which would affect the amount of any "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code payable to the Participant in order that the Participant may determine whether it is in the best interest of the Participant to waive the receipt of any or all amounts which may constitute "excess parachute payments." Any determination by the Accountants shall be binding upon the Company and the Participant. For purposes of the Plan, the "Accountants" shall mean the Company's independent certified public accountants serving immediately prior to the Change of Control. In the event that the Accountants are also serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Administration Committee shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accountants hereunder). All fees and expenses of the Accountants under this Section 4.2 shall be borne solely by the Company.

     (B) For purposes of determining whether any of the Payments would be subject to the Excise Tax, such Payments will be treated as "parachute payments" within the meaning of

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Section 280G of the Code and all "parachute payments" in excess of the "base amount" (within the meaning of Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that (i) the Participant shall have waived the receipt or enjoyment of such Payments (in whole or in part) at such time and in such manner so as not to constitute a "payment" within the meaning of Section 280G(b) of the Code, or (ii) in the opinion of the Accountants, such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax.

     4.3 The payments provided in subsections (A), (C) and (G) of Section 4.1 hereof shall be made not later than the fifth (5th) day following the receipt by the Participant of the Accountants' determination. As a result of uncertainty in the application of Section 280G and Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the Cash Severance Payment and/or the 20% Payment made by the Company will have been less than the Company should have paid pursuant to Section 4.1(A) or (G) hereof, as the case may be (the amount of any such deficiency, the "Underpayment") or more than the Company should have paid pursuant to Section 4.1(A) or (G) hereof, as the case may be (the amount of any such overage, the "Overpayment"). In the event of an Underpayment, the Company shall pay the Participant the amount of such Underpayment (together with interest at 120% of the rate provided in Section 1274(b)(2)(B) of the Code) not later than five (5) business days after the amount of such Underpayment is subsequently determined. In the event of an Overpayment, the amount of such Overpayment shall constitute a loan by the Company to the Participant, payable not later than five (5) business days after the amount of such Overpayment is subsequently determined (together with interest at 120% of the rate provided in Section 1274(b)(2)(B) of the Code).

     4.4 At the time that any payments are made under the Plan, the Company shall provide the Participant with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from its counsel, the Accountants or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

     5.     Termination Procedures.
            ----------------------

     5.1 Notice of Termination. Any purported termination of a Participant's employment following a Change of Control (other than by reason of death) shall be communicated by written Notice of Termination from one party to the other party in accordance with Section 8 hereof. For purposes of the Plan, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in the Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated. Further, no termination for Cause shall be effective without (a) reasonable notice to the Participant setting forth the reasons for the

Company's intention to terminate which specifies the particulars thereof in detail, and (b) in the case of clause (ii) of the definition of Cause above, an opportunity for the Participant to cure such Cause within twenty (20) days after receipt of such notice. With respect to the Group I Participants, the Notice of Termination must include a written statement that a majority of the entire membership of the Board has determined that the Participant was guilty of the conduct constituting Cause. With respect to Group II Participants and Group III Participants, the Notice of Termination must include a written statement by one of the Participant's direct or indirect supervisors that the supervisor has determined that the Participant was guilty of conduct constituting Cause.

     5.2 Date of Termination. "Date of Termination," with respect to any purported termination of a Participant's employment (other than by reason of the Participant's death), shall mean (i) if the Participant's employment is terminated for Disability, the date upon which a Notice of Termination is given, and (ii) if the Participant's employment is terminated for any other reason, the date specified in the Notice of Termination (which shall be within sixty (60) days from the date such Notice of Termination is given).

     6.     No Mitigation.  The Company agrees that, in order for a Participant
            -------------
to be eligible to receive the payments and other benefits described herein, the Participant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Participant by the Company pursuant to Section 4 hereof. Further, the amount of any payment or benefit provided for in the Plan (other than pursuant to Section 4.1(B) hereof) shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise.

     7.     Successors; Binding Agreement.
            -----------------------------

     7.1 (A) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume the Plan and all obligations of the Company hereunder in the same manner and to the same extent that the Company would be so obligated if no such succession had taken place.

            (B) This Plan shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, but without the prior written consent of the Participants the Plan may not be assigned other than in connection with the merger or sale of any part of the business and/or assets of the Company or similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of the Company hereunder.

     7.2 This Plan shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant shall die while any amount would still be payable to such Participant hereunder (other than amounts which, by their terms, terminate upon the death of the Participant) if such Participant had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan to the executors, personal representatives or administrators of such Participant's estate.

     8.     Notices.  For the purpose of the Plan, notices and all other
            -------
communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to a Participant, to the address on file with the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

            To the Company:

            One Amgen Center Drive
            Thousand Oaks, California 91320-1799
            Attention:  Corporate Secretary


     9.     Claims Procedures; Arbitration; Expenses.
            ----------------------------------------

     9.1 Claim for Benefits. A Participant may file with the Administration Committee a written claim for benefits under the Plan. The Administration Committee shall, within a reasonable time not to exceed ninety (90) days, unless special circumstances require an extension of time of not more than an additional ninety (90) days (in which event a Participant will be notified of the delay during the first ninety (90) day period), provide adequate notice in writing to any Participant whose claim for benefits shall have been denied, setting forth the following in a manner calculated to be understood by the
Participant: (i) the specific reason or reasons for the denial; (ii) specific reference to the provision or provisions of the Plan on which the denial is based; (iii) a description of any additional material or information required to perfect the claim, and an explanation of why such material or information is necessary; and (iv) information as to the steps to be taken in order that the denial of the claim may be reviewed. If written notice of the denial of a claim has not been furnished to a Participant, and such claim has not been granted within the time prescribed in this Section 9.1 (including any applicable extension), the claim for benefits shall be deemed denied.

     9.2 Arbitration. Any dispute or controversy arising under or in connection with the Plan that cannot be settled through the procedures set forth in Section 9.1 hereof shall be settled by final and binding arbitration administered by JAMS/Endispute, or its successor, in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes or any successor rules and procedures. In the event of such an arbitration proceeding, the Participant and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the

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

Participant and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

     9.3 Expenses, Legal Fees. The Company shall pay to the Participant all reasonable expenses (including arbitration fees and reasonable attorneys' fees and legal expenses) incurred by the Participant with respect to any dispute or controversy arising under or in connection with the Plan (including, without limitation, all such fees and expenses, if any, incurred in contesting or disputing any termination of the Participant's employment or in seeking to obtain or enforce any right or benefit provided by the Plan, or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder) if the Participant prevails on any material issue which is in dispute with respect to such dispute or controversy.

     10.    Confidentiality; Non-Solicitation.
            ---------------------------------

     10.1 Confidentiality. With respect to each Participant, during the Participant's Benefits Continuation Period, the Participant shall not directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). Upon termination of a Participant's employment with the Company, all Confidential Information in the Participant's possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Participant or furnished to any third party, in any form except as provided herein; provided, however, that the Participant shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Participant, (ii) becomes publicly known or available thereafter other than by any means in violation of the Plan or any other duty owed to the Company by any person or entity, or (iii) is lawfully disclosed to the Participant by a third party. For purposes of the Plan, the term "Confidential Information" shall mean information disclosed to the Participant or known by the Participant as a consequence of or through his or her relationship with the Company, about the customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists, of the Company and its affiliates. In addition, each Participant shall be subject to the Company's policies regarding proprietary information and inventions, as set forth in the Company's form of Proprietary Information and Inventions Agreement (the "Proprietary Information Agreement") in the form in effect immediately prior to a Change of Control.

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

     10.2 Non-Solicitation. In addition to each Participant's obligations under the Proprietary Information Agreement, during a Participant's Benefits Continuation Period, the Participant shall not, either on the Participant's own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who is an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Section 10.2.

     10.3 Breach; Violation. In the event that a Participant breaches or violates any provision of Section 10.1 or 10.2 hereof, the Participant shall thereupon forfeit any right and interest of the Participant to receive payments or benefits hereunder, and the Company shall thereupon have no further obligation to provide such payments or benefits to the Participant hereunder.

     10.4 Survival of Provisions. The provisions of this Section 10 shall survive the termination or expiration of the applicable Participant's employment with the Company and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state that any restriction in this
Section 10 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

     11.    Miscellaneous.
            -------------

     11.1 No Waiver. No waiver by the Company or any Participant, as the case may be, at any time of any breach by the other party of, or of any lack of compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. All other plans, policies and arrangements of the Company in which the Participant participates during the term of the Plan shall be interpreted so as to avoid the duplication of benefits paid hereunder.

     11.2 No Right to Employment. Nothing contained in the Plan or any documents relating to the Plan shall (i) confer upon any Participant any right to continue as a Participant or in the employ of the Company or a subsidiary,
(ii) constitute any contract or agreement of employment, or (iii) interfere in any way with the at-will nature of the Participant's employment with the Company.

     11.3 Termination and Amendment of Plan. Subject to Section 2 hereof, the Company shall have the right to terminate or amend the Plan at any time by resolution of the Board and to amend or cancel any amendments; provided, however, that after a Change of Control, the Company may not terminate the Plan and no amendment to the Plan shall be made which removes any Participant from participation in the Plan, which amends subsection
(M), (N) or (O) of Section 1 or which adversely affects a Participant's interests without the express written consent of the Participant(s) so affected. Subject to Section 10.3 hereof, notwithstanding anything contained herein to the contrary, all obligations accrued by Participants prior to any termination of the Plan must be satisfied in full in accordance with the terms hereof.

     11.4 Benefits not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

     11.5 Tax Withholding. All amounts payable hereunder shall be subject to applicable federal, state and local tax withholding.

     11.6 California Law. This Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California, to the extent not preempted by federal law, which shall otherwise control.

     11.7. Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect. If the Plan shall for any reason be or become unenforceable by either party, the Plan shall thereupon terminate and become unenforceable by the other party as well.

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